Exhibit 4.2

RIGHTS PLAN

dated as of

August 31, 2012

between

SMITH ELECTRIC VEHICLES CORP.

and

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

as Rights Agent

i

EXHIBITS

Exhibit A:	Form of Certificate of Designation

Exhibit B:	Form of Right Certificate

Exhibit C:	Form of Summary of Rights

ii

RIGHTS PLAN

This RIGHTS PLAN, dated as of August 31, 2012 (this “Agreement”), is between Smith Electric Vehicles Corp., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock, par value $0.001 (the “Common Stock”) of the Company outstanding as of the Close of Business (as hereinafter defined) on the closing date of the Company’s initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act (as defined below) (the “Record Date”), and has further authorized (i) the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (each as hereinafter defined) and (ii) in certain circumstances provided in Section 22, the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Distribution Date and the earlier of the Redemption Date and the Final Expiration Date.

NOW, THEREFORE, in consideration of the mutual premises and agreements herein set forth, the parties hereby agree as follows:

Section 1                                             Certain Definitions

For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)                                 “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding, but shall not include any Exempt Person. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of beneficial ownership of shares of Common Stock by the Company that, by reducing the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) then outstanding, increases the percentage of shares of Common Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to fifteen percent (15%) or more of the shares of Common Stock then outstanding; provided, however, that (i) if a Person (other than Exempt Persons) (together with all Affiliates and Associates of such Person) shall become the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be an “Acquiring Person”; and (ii) no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers or employees.  Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the first sentence of this subsection (a), has become such inadvertently, and such Person divests as promptly as practicable, or agrees in writing with the Company to divest, a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this subsection (a), then such Person shall not, solely as a result of such inadvertent acquisition, be deemed to be an “Acquiring Person” for any purpose of this Agreement.

(b)                                 “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).

(c)                                  “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the Record Date.

(d)                                 “Agreement” shall have the meaning set forth in the preamble of this Agreement.

(e)                                  “Authorized Officer” shall mean the Company’s Chief Executive Officer, Chief Financial Officer, President, General Counsel, Treasurer and any Vice President.

(f)                                   A Person shall be deemed the “Beneficial Owner” of, and to “beneficially own” and have “beneficial ownership” of, any securities:

(i)                                     that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, now or hereafter owns or has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, (3) securities issued pursuant to the exercise of (x) employee stock options issued by the Company prior to the Distribution Date or (y) conversion rights conferred in any class or series of shares of Preferred Stock issued prior to the Distribution Date (provided the applicable resolutions of the Board providing for the issuance thereof expressly refer to this Agreement and provide that such right to so acquire securities shall not be deemed to constitute “beneficial ownership” hereunder), or (4) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, if such Rights were acquired by such Person or such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 or pursuant to Section 11(a)(i) in connection with an adjustment made with respect to any of the Rights heretofore specified in this clause (4); or (B) the right to vote or dispose of or otherwise has “beneficial ownership” (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act or any comparable or successor rule), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, pursuant to this subparagraph (B), any security as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii)                                  that are beneficially owned, including pursuant to subparagraphs (i)(A) and (B) of this subsection (f), directly or indirectly, by any other Person (or Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the provision in subparagraph (i)(B) of this subsection (f)) or disposing of any securities of the Company (a joint filing of a Schedule 13D under the Exchange Act (or any comparable or successor report) being deemed conclusive evidence of such an agreement, arrangement or understanding); or

(iii)                               that are, pursuant to the foregoing sub-sections (i) and (ii) (or otherwise) deemed to be owned by a voting trust, voting agent, recipient of a proxy that is not immediately revocable (a “Non-revocable Proxy”) or any other Person to whom such Person (the “Grantor”) has contributed, conveyed, delegated, given, granted, tendered, transferred or otherwise assigned or conferred (collectively, but for the purposes of this Section 1(f)(iii) only, “given”) some or all of the voting rights attributable to the shares of Common Stock of which the Grantor (alone or in conjunction with any other Person) is also deemed to be a Beneficial Owner; it being understood that, for the purposes of this Agreement, the Grantor shall be deemed to be the Beneficial Owner of all shares of Common Stock that such voting trust, voting agent, proxy holder or other Person has the right, by Non-revocable Proxy, agreement, assignment, tender, grant or otherwise, to exercise some or all of the voting rights attributable thereto, whether or not the Grantor shall have contributed or given voting rights that constitute all or less (even substantially less) than all of the voting rights held by the voting trust, voting agent, proxy holder or other Person to whom or to which the Grantor has given some or all of the voting rights attributable to shares of Common Stock beneficially owned by the Grantor.

provided, however, that nothing in this subsection (f) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in an underwriting until the expiration of forty (40) days after the date of such acquisition.

(g)                                  “Board” shall have the meaning set forth in the recitals of this Agreement.

(h)                                 “Book Entry” shall mean an uncertificated book entry for shares of Common Stock.

(i)                                     “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York (or such other city and state in which the principal office of the Rights Agent may be located) are authorized or obligated by law or executive order to close.

(j)                                    “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(k)                                 “Common Stock” shall have the meaning set forth in the recitals of this Agreement.

(l)                                     “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).

(m)                             “Company” shall have the meaning set forth in the preamble of this Agreement.

(n)                                 “Current Value” shall have the meaning set forth in Section 11(a)(iii).

(o)                                 “Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board) after the commencement of a tender or exchange offer, or an intention to make a tender or exchange offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, by any Person (other than an Exempt Person) for fifteen percent (15%) or more of the outstanding shares of Common Stock (including, in either case, any such date that is after the date of this Agreement and prior to the issuance of the Rights).

(p)                                 “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b).

(q)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)                                    “Exchange Ratio” shall have the meaning set forth in Section 24(a).

(s)                                   “Exempt Person” shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, and (iv) Tanfield Group Plc, but with respect to Tanfield Group Plc, only for so long as it beneficially owns at least fifteen percent (15%) of the outstanding shares of Common Stock and not more than the percentage of the outstanding shares of Common Stock beneficially owned by it immediately following the closing of the Company’s initial public offering of the Common Stock pursuant to a registration statement under the Securities Act.

(t)                                    “Expiration Date” shall mean the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, and (iii) the time at which the Rights are exchanged as provided in Section 24.

(u)                                 “Final Expiration Date” shall be the tenth anniversary of the Record Date.

(v)                                 “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(w)                               “Preferred Stock” shall mean shares of Series A Junior Preferred Stock and, to the extent that there are not a sufficient number of shares of such Series A Junior Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock, par value $0.001 per share, of the Company designated for such purpose having terms substantially similar to the terms of such Series A Junior Preferred Stock.

(x)                                 “Principal Party” shall have the meaning set forth in Section 13(b).

(y)                                 “Purchase Price” shall have the meaning set forth in Section 4(a).

(z)                                  “Record Date” shall have the meaning set forth in the recitals of this Agreement.

(aa)                          “Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 23.

(bb)                          “Redemption Price” shall mean $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.

(cc)                            “Registered Common Stock” shall have the meaning set forth in Section 13(b).

(dd)                          “Right” shall mean the right to purchase one ten-thousandth of a share of Series A Junior Preferred Stock upon the terms and subject to the conditions herein set forth.

(ee)                            “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(ff)                              “Right Certificates” shall mean certificates evidencing the Rights, in substantially the form attached hereto as Exhibit B.

(gg)                            “Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii).

(hh)                          “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

(ii)                                  “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a).

(jj)                                “Securities Act” shall mean the Securities Act of 1933, as amended.

(kk)                          “Series A Junior Preferred Stock” shall mean the Series A Junior Participating Preferred stock, par value $0.001 per share, of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A.

(ll)                                  “Spread” shall have the meaning set forth in Section 11(a)(iii).

(mm)                  “Stock Acquisition Date” shall mean the first date of public announcement or disclosure (which for purposes of this definition shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

(nn)                          “Subsidiary” shall mean, with reference to any Person, any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(oo)                          “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(pp)                          “Summary of Rights” shall mean a copy of a summary of the terms of the Rights, in substantially the form attached hereto as Exhibit C.

(qq)                          “Surviving Corporation” shall have the meaning set forth in Section 11(q).

(rr)                                “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

(ss)                              “Triggering Event” shall mean any Section 11(a)(ii) Event or Section 13 Event.

(tt)                                “Trust” shall have the meaning set forth in Section 24(d).

(uu)                          “Trust Agreement” shall have the meaning set forth in Section 24(d).

Section 2                                             Appointment of Rights Agent

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon 10 days’ prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall be in no event liable for acts or omissions of, any such co-Rights Agent.  In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine, and shall be mutually agreed to in writing by the Rights Agent and any such co-Rights Agent.

Section 3                                             Issuance of Right Certificates

(a)                                 Until the Distribution Date, (i) the Rights shall be evidenced by certificates representing shares of Common Stock (or Book Entries, as applicable), registered in the names of the record holders thereof (which certificates or Book Entries, as applicable, representing such shares of Common Stock also shall be deemed to be Right Certificates), (ii) the Rights shall be transferable only in connection with the transfer of shares of Common Stock, and (iii) the surrender for transfer of any certificates representing shares of Common Stock (or any transfer recorded in a Book Entry for shares of Common Stock) in respect of which Rights have been issued also shall constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates or Book Entries. The Company shall give the Rights Agent written notice of the Distribution Date as promptly as practicable thereafter. As soon as practicable after the Distribution Date and receipt of written notice of the Distribution Date and all other necessary information from the Company, the Rights Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than to any Acquiring Person or any Associate or Affiliate of an Acquiring Person), or, with respect to shares of Common Stock issued on or after the Distribution Date, to the record holder of such shares of Common Stock on the date of issuance (other than to any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each share of Common Stock so held, subject to adjustments as provided herein.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b)                                 Following the Record Date, the Company will make available, as promptly as practicable, a copy of a Summary of Rights to any holder of Rights who may so request from time to time prior to the Expiration Date.

(c)                                  Rights shall be issued by the Company in respect of all shares of Common Stock issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date.  Certificates representing shares of Common Stock issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date shall have impressed on, printed on, written on, or otherwise affixed to them a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement and as do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the shares of Common Stock may from time to time be listed or quoted:

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS PLAN BETWEEN SMITH ELECTRIC VEHICLES CORP. (THE “COMPANY”) AND BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., AS RIGHTS AGENT, DATED AS OF AUGUST 31, 2012 (THE “RIGHTS PLAN”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.  THE RIGHTS ARE NOT EXERCISABLE PRIOR TO THE OCCURRENCE OF CERTAIN EVENTS SPECIFIED IN THE RIGHTS PLAN.

UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS PLAN, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE.  THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS PLAN, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY FOLLOWING RECEIPT OF A WRITTEN REQUEST THEREFOR.

UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS PLAN, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, HAS OR BECOMES AN ACQUIRING PERSON OR ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN), WHETHER CURRENTLY HELD BY OR ON BEHALF OF

SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.  THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION IF THE REQUISITE QUALIFICATION TO THE ISSUANCE OF THE RIGHTS TO SUCH HOLDER, OR THE EXERCISE OF THE RIGHTS BY SUCH HOLDER, IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

With respect to any Book Entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares of Common Stock in accordance with applicable law. With respect to such certificates (or notices, in the case of Book Entries) bearing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, the Rights associated with the shares of Common Stock represented by such certificates (or Book Entries, if applicable) shall be evidenced by such certificates (or Book Entries) alone and registered holders of shares of Common Stock also shall be the registered holders of the associated Rights, and the transfer of any of such certificates (or shares of Common Stock represented by such Book Entries) shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. Notwithstanding the foregoing, the omission of a legend shall not affect the enforceability of any provision of this Agreement or the rights of any holder of the Rights.

(d)                                 In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, any Rights associated with such shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

Section 4                                             Form of Right Certificates

(a)                                 The Right Certificates (and the forms of assignment and election to purchase to be printed on the reverse thereof) shall be substantially in the form of Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading market on which the Rights may from time to time be listed or any national securities association on whose interdealer quotation system the Rights may from time to time be authorized for quotation, or to conform to usage.  The Right Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Rights Agent.  Subject to the provisions of this Agreement, the Right Certificates that are issued in respect of shares of Common Stock that were issued and outstanding as of the Record Date shall be dated as of the Record Date, and all Right Certificates that are issued in respect of other shares of Common Stock shall be dated as of the respective dates of issuance of such shares of Common Stock, and in either case on their faces shall entitle the holders thereof to purchase such number of one ten-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such purchase price per one ten-thousandth of a share, the “Purchase Price”), but the number and type of securities purchasable upon exercise of each Right, the number of Rights outstanding and the Purchase Price shall be subject to adjustment as provided herein.

(b)                                 Any Right Certificate issued pursuant to Section 3 or Section 22 that represents Rights beneficially owned by (i) an Acquiring Person (or any Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) or Section 11, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS PLAN.

With respect to any Book Entry Common Shares, such legend shall be included in a notice to the record holder of such Common Shares in accordance with applicable law.  The absence of the foregoing legend on any Right Certificate shall in no way affect any of the other provisions of this Agreement, including the provisions of Section 7(e).

Section 5                                             Countersignature and Registration

(a)                                 The Right Certificates shall be executed on behalf of the Company by any Authorized Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. If any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such

Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)                                 Following the Distribution Date, upon receipt by the Rights Agent of notice of the occurrence of the Distribution Date pursuant to Section 3(a), the Rights Agent shall keep or cause to be kept books for registration and transfer of the Right Certificates issued hereunder at its office or offices designated for such purposes and at such other offices as may be required to comply with any law applicable to the Rights Agent or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Rights may from time to time be listed or quoted, as such may be applicable to the Rights Agent. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6                                             Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates

(a)                                 Subject to the provisions of Section 4(b), Section 7(e), Section 11 and Section 14, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate(s) may be transferred, split up, combined or exchanged for another Right Certificate(s), entitling the registered holder to purchase a like number of one ten-thousandths of a share of Preferred Stock (or, following a Triggering Event, shares of Common Stock, other securities or other assets, as the case may be) as the Right Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate(s) must make such request in writing delivered to the Rights Agent, and must surrender the Right Certificate(s) to be transferred, split up, combined or exchanged, with the form of assignment and the certificate contained therein duly executed, at the office or offices of the Rights Agent designated for such purpose.  The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder thereof shall have (i) completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.  Thereupon, the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 11 and Section 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment by the holder of a Right Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.  The Rights Agent shall not be required to process the transaction until it receives evidence in writing reasonably satisfactory to the Rights Agent that all taxes and governmental charges have been paid by the Company.

(b)                                 Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to each of them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to each of them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company shall execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7                                             Exercise of Rights; Purchase Price; Expiration Date of Rights

(a)                                 Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a)), in whole or in part, at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price with respect to the total number of one ten-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised.

(b)                                 The Purchase Price for each one ten-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be ninety-four dollars ($94.00), which shall be subject to adjustment from time to time as provided in Section 11 and Section 13 and payable in lawful money of the United States of America, subject to subsection (c) below.

(c)                                  Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the aggregate number of one ten-thousandths of a share of Preferred Stock (or other securities or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9(e) (as determined by the Rights Agent), the Rights Agent shall, subject to Section 20(j), thereupon promptly (i) (A) requisition from any transfer agent for such shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one ten-thousandths of a share of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of one ten-thousandths of a share of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one ten-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request; (ii) if and when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with Section 14 or in lieu of the issuance of shares of Common Stock in accordance with the provisions of Section 11(a)(iii); (iii) if and when necessary to comply with this Agreement, requisition from the Company or any transfer agent therefor (or make available, if the Rights Agent is the transfer agent) certificates representing the number of equivalent shares of Common Stock to be issued in lieu of the issuance of shares of Common Stock in accordance with the provisions of Section 11(a)(iii), (iv) after receipt of such certificates or depositary receipts (or confirmation or written notice that an entry has been made in the book-entry account system of the transfer agent), cause the same to be delivered to or upon the order of the registered holder of such Right Certificates registered in such name or names as may be designated by such holder, (v) after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (vi) if and when necessary to comply with this Agreement, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).  The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check or money order payable to the order of the Company.  In the event the Company is obligated to issue other securities (including shares of Common Stock) of the Company or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities or property are available for distribution by the Rights Agent, if and when appropriate.  The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d)                                 If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 14.

(e)                                  Notwithstanding anything to the contrary in this Agreement, from and after the first occurrence of any Triggering Event, any Rights beneficially owned by (i) any Acquiring Person (or any Associate or Affiliate of an Acquiring Person); (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) that becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) or Section 11, and subsequent transferees of any of the foregoing Persons, shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determinations with respect to any Acquiring Person or an Associate or Affiliate of an Acquiring Person or their transferees.

(f)                                   Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8                                             Cancellation and Destruction of Right Certificates

All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9                                             Reservation and Availability of Shares of Capital Stock

(a)                                 Subject to the Company’s rights under Section 11(a)(iii), the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to the terms of this Agreement; provided, however, that such action need not be taken with respect to shares of Preferred Stock (or other securities) issuable upon exercise of the Rights until after such time as the Rights become exercisable.

(b)                                 So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) issuable upon the exercise of Rights may be listed on any national securities exchange or authorized for quotation on any interdealer quotation system of any national securities association, the Company shall use its reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

(c)                                  If then required by applicable law, the Company shall use its reasonable efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act with respect to the shares of Preferred Stock or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date.  If then required by applicable law, the Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or be obtainable or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.  The Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

(d)                                 The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock or other securities (including, following the occurrence of a Triggering Event, shares of Common Stock) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e)                                  The Company further covenants and agrees that, subject to Section 6, it will pay when due and payable any and all taxes and governmental charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any one ten-thousandth of a share of Preferred Stock (or shares of Common Stock or other securities or assets, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or governmental charge that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the one ten-thousandths of a share of Preferred Stock (or shares of Common Stock or other securities or assets, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for the one ten-thousandths of a share of Preferred Stock (or shares of Common Stock or other securities or assets, as the case may be) upon the exercise of any Rights until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or governmental charge is due.

Section 10                                      Preferred Stock Record Date

Each Person in whose name any certificate for a number of one ten-thousandths of a share of Preferred Stock (or shares of Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase

Price (and any applicable taxes and governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which such shares of the transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to the shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11                                      Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights

The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)                                 (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, such holder would have owned upon such exercise (and, in the case of reclassification, would have retained after giving effect to such reclassification) and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the securities of the Company issuable upon the exercise thereof.  If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), or Section 13, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13.  From and after a Section 11(a)(ii) Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 that represents Rights that are or have become void pursuant to Section 7(e), and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to Section 7(e) shall be cancelled.  From and after the occurrence of a Section 13 Event, any Rights that theretofore have not been exercised pursuant to Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to Section 11(a)(ii).

(ii) Subject to Section 24, in the event any Person, at any time after the date of this Agreement, is or becomes an Acquiring Person (other than pursuant to any transaction set forth in Section 13(a)) (the first occurrence of such event, a “Section 11(a)(ii) Event”), then, promptly following the occurrence of such Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of one ten-thousandths of a share of Preferred Stock for which a Right was theretofore exercisable, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of the Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the current per share market price of the shares of Common Stock (determined pursuant to Section 11(d)), on the date of the occurrence of the Section 11(a)(ii) Event (such number of shares, the “Adjustment Shares”); provided, however, that the Purchase Price and number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any event occurring after the date of such first occurrence.

(iii) In the event that, after the date of the occurrence of such Section 11(a)(ii) Event (x) the total of the shares of Common Stock that are issued but not outstanding and authorized but unissued (excluding shares of Common Stock reserved for issuance pursuant to the specific terms of any material agreement to which the Company is a party) is insufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) or (y) the total number of shares of Common Stock available for exercise of the Rights in accordance with Section 11(a)(ii) is sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) but the Board determines that such exercise of the Rights will not afford adequate protection to the stockholders of the Company and that stockholders should be given an option to acquire a substitute for the Adjustment Shares, and subject to such limitations as are necessary to prevent default under any material agreement to which the Company is a party and to comply with applicable law, then the Board shall: (A) determine the excess of (1) the value, based upon the current per share market price of the shares of Common Stock (determined pursuant to Section 11(d)) of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right, make adequate provision to substitute for, or provide an election to acquire in lieu of, the Adjustment Shares upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) shares of Common Stock of the same or different class or other equity securities of the Company (including shares, or units of shares, of preferred stock which the Board has deemed to have substantially the same economic value as shares of Common Stock (such shares or units of shares of preferred stock are referred to herein as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x), and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread.  If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, as the case may be, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action should be taken pursuant to the first or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional securities or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case, with simultaneous written notice to the Rights Agent.  For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price per share of Common Stock (determined pursuant to Section 11(d)) on the Section 11(a)(ii) Trigger Date, and the value of any Common Stock Equivalent shall be deemed to have the same value as the shares of Common Stock on such date.

(b)                                 If the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of shares of Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase shares of Preferred Stock, or shares having the same rights, privileges and preferences as Preferred Stock (“Equivalent Preferred Stock”), or securities convertible into shares of Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock, or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock, less than the current per share market price of shares of Preferred Stock (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock or Equivalent Preferred Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price is paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c)           If the Company shall fix a record date for the making of a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash or assets (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company or a dividend payable in shares of Preferred Stock, but including a dividend payable in shares of stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of shares of Preferred Stock (determined pursuant to Section 11(d)) on such record date less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such current per share market price of the shares of Preferred Stock (determined pursuant to Section 11(d)).  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)           For the purpose of any computation hereunder, the “current per share market price” of a share of common stock, including the Common Stock, on any date shall be deemed to be the average of the daily closing price per share of common stock for the thirty (30) consecutive Trading Days immediately prior to but not including such date; provided, however, that in the event that the current per share market price of such common stock is determined during a period following the announcement by the issuer of such common stock of (1) a dividend or distribution on such shares of common stock payable in such shares of common stock or securities convertible into such shares of common stock (other than the Rights), or (2) any subdivision, combination consolidation, reverse stock split or reclassification of such shares of common stock, and prior to the expiration of the thirty (30) Trading Days after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per share equivalent of such common stock.  The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the shares of common stock are listed or admitted to trading or, if the common stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board or such other system then in use, or, if on any such date the shares of common stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the common stock selected by the Board.  If on any such date no market maker is making a market in the common stock, the fair value of the shares of common stock on such date, as determined in good faith by the Board, shall be used.  If the common stock is not publicly held or not so listed or traded, “current per share market price” shall mean the fair value per share, as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  For the purpose of any computation hereunder, the “current per share market price” of the Preferred Stock shall be determined in the same manner as set forth above for shares of common stock in this Section 11(d) (other than the last sentence hereof).  If the current per share market price of the Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described above, the current per share market price of the Preferred Stock shall be conclusively deemed to be an amount equal to 10,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Common Stock occurring after the date of this Agreement) multiplied by the current per share market price of the Common Stock.  If neither shares of Common Stock nor shares of Preferred Stock are publicly held or listed or traded, or the subject of available bid and asked quotes, the current per share market price of the Preferred Stock shall mean the fair value per share, as determined in good faith by the Board, whose determination shall be described in a statement filed with the Right Agent and shall be conclusive for all purposes.

(e)           Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment and (ii) the Final Expiration Date.

(f)            If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock or any shares of capital stock of a Principal Party, thereafter the number of such other shares so receivable upon exercise of any Right (as well as any consideration paid therefor) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) and the provisions of Sections 7, 9, 10, 13 and 14 with respect to shares of Preferred Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) or (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one ten-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one ten-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, and shall provide written notice of such election to the Rights Agent, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all of the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)            Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one ten-thousandths of a share of Preferred Stock that were expressed in the initial Right Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below one ten-thousandth of the then par value, if any, of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock (or fractions thereof) at such adjusted Purchase Price.

(l)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall give written notice of such election to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one ten-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one ten-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

(m)          Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, that the Board, in its good faith judgment, shall determine to be advisable in order that any (i) consolidation or subdivision of shares of Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or other securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) dividends on shares of Preferred Stock payable in shares of Preferred Stock or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its shares of Preferred Stock shall not be taxable to such stockholders.

(n)           The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (ii) merge with or into or engage in a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, share exchange or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

(o)           The Company covenants and agrees that, after the Distribution Date, it shall not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the

Rights; provided, however, that the issuance of additional Rights pursuant hereto, including by action of the Board under Section 22, shall not be deemed to violate this Section 11(o).

(p)           Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

(q)           Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date consolidate with, or merge with or into, any other Person for the primary purpose of a change of domicile of the Company, and, in connection with such consolidation or merger, all of the outstanding shares of Common Stock shall be changed into or exchanged for shares of Common Stock of the surviving corporation of such consolidation or merger (the “Surviving Corporation”), then proper provision shall be made so that Rights shall be associated with each share of Common Stock of the Surviving Corporation, except as provided in Section 7(e), such that the number of Rights associated with each share of Common Stock of the Surviving Corporation following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock of the Surviving Corporation which the shares of Common Stock were changed into or exchanged for pursuant to the consolidation or merger. Following such a consolidation or merger, this Agreement shall remain in effect and all references to the Company shall be deemed to be references to the Surviving Corporation.

Section 12             Certificate of Adjusted Purchase Price or Number of Shares

Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief, reasonably detailed statement of the facts, computations and methodology of accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the shares of Common Stock and Preferred Stock a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate.  Notwithstanding the foregoing sentence, the failure by the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment.  The Rights Agent shall be fully protected in relying on such certificate and on any adjustment contained therein and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

Section 13             Consolidation, Merger or Sale or Transfer of Assets or Earning Power

(a)           In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall engage in a share exchange with or shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such share exchange, consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions, each of which complies with Section 11(o)), then, and in each such case proper provision shall be made so that:

(i)            each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of common stock of the Principal Party, which shall not subject to any liens, encumbrances, rights of call, rights of first refusal, redemption or repurchase or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence of a Section 11(a)(ii) Event) and (2) dividing that product (such product following the first occurrence of a Section 13 Event shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the current per share market price of the shares of common stock of such Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such Section 13 Event; provided, however, that the then current Purchase Price and the number of shares of common stock of the Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) to reflect any events occurring in respect of the common stock of such Principal Party after the occurrence of such Section 13 Event;

(ii)           such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all of the obligations and duties of the Company pursuant to this Agreement;

(iii)          the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(iv)          such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its common stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Rights; and

(v)           the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

If, in the case of a transaction of the kind described in clause (z) of the first sentence of this Section 13(a), the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the preceding sentences of this Section 13(a) shall be inapplicable, and the Company shall require as a condition to such sale or transfer that such Person or Persons pay to each holder of a Right Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring payment by such holder), cash in the amount determined by multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable.

(b)           “Principal Party” shall mean:

(i)            in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities for or into which shares of Common Stock are converted in such share exchange, merger or consolidation (or, if there is more than one such issuer, the issuer whose outstanding shares of common stock have the greatest aggregate current market value), and if no securities are so issued, the Person that is the other party to such share exchange, merger or consolidation (or, if there is more than one such issuer, the issuer whose outstanding shares of common stock have the greatest aggregate current market value); and

(ii)           in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions (or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person whose outstanding shares of common stock have the greatest aggregate current market value);

provided, however, that in any such case, (1) if the shares of common stock of such Person are not at such time and have not been continuously over the preceding twelve (12)-month period registered under Section 12 of the Exchange Act (“Registered Common Stock”), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, “Principal Party” shall refer to such other Person; (2) if the shares of common stock of such Person are not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person who has Registered Common Stock outstanding, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the shares of common stock of such Person are not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, “Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate current market price; and (4) if the shares of common stock of such Person are not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has Registered Common Stock outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders’ equity or, if such ultimate parent entity is not a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

(c)           The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of common stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will:

(i)            prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

(ii)           use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

(iii)          deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act;

(iv)          use its best efforts, if the common stock of the Principal Party shall be listed or admitted to trading on a national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange, or, if the common stock of the Principal Party shall not be listed or admitted to trading on any national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use; and

(v)           use its best efforts to obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of common stock of the Principal Party subject to purchase upon exercise of the outstanding Rights.

(d)           In no event shall the Rights Agent have any liability hereunder in respect of any such Principal Party transactions, including the propriety thereof.  The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled.

The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers.  In the event that a Section 13 Event shall occur at any time after the first occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14             Fractional Rights and Fractional Shares

(a)           The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Right Certificates that evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, such market maker to be selected by the Board.  If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof.

(b)           The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon exercise of the Rights or to issue certificates that evidence fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock).  Fractions of shares of Preferred Stock in integral multiples of one ten-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depository receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock.  In lieu of fractional interests in shares of

Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock.  For purposes of this Section 14(b), the current market value of one ten-thousandth of a share of Preferred Stock shall be one ten-thousandth of the closing price of a share of Common Stock (determined pursuant to Section 11(d)) for the Trading Date immediately prior to the date of such exercise.

(c)           Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock.  For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of a share of Common Stock (determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

(d)           The holder of a Right by the acceptance of the Rights expressly waives its right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 14.

Section 15             Rights of Action

(a)           All rights of action in respect of this Agreement, excepting the rights of action vested in the Rights Agent hereunder, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

(b)           Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person, nor shall the Rights Agent be liable to the Company, as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation;

provided, however, that the Company shall use commercially reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible and the Rights Agent shall reasonably cooperate with the Company, at the Company’s expense, to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned.

Section 16             Agreement of Rights Holders

Every holder of a Right consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the shares of Common Stock;

(b)           after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed and accompanied by a properly executed instrument of transfer with the appropriate forms and certificates fully executed; and

(c)           subject to Section 6 and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate (or notices provided to holders of Book Entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) and the final sentence of Section 11(a)(i), shall be affected by any notice to the contrary.

Section 17             Right Certificate Holder Not Deemed a Stockholder

No holder of any Right Certificate, by means of such possession, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one ten-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, by means of such possession, any of the rights of a stockholder of the Company, including any right to vote on any matter submitted to stockholders at any meeting thereof, including the election of directors, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate have been exercised in accordance with the provisions of this Agreement.

Section 18             Concerning the Rights Agent

(a)           The Company agrees to pay to the Rights Agent reasonable compensation as shall be agreed upon between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this

Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (as determined by a court of competent jurisdiction) for action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom.  The provisions of Section 18 and Section 20 shall survive the exercise or expiration of the Rights, the resignation or removal of the Rights Agent and the termination of this Agreement.

(b)           The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed by the proper Person or Persons and, where necessary, to be verified or acknowledged, or otherwise upon the advice of counsel, as set forth in Section 20 hereof.

Section 19             Merger, Consolidation or Change of Name of Rights Agent

(a)           Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to all or substantially all of the shareholder services of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21.  If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)           If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20             Duties of Rights Agent

The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the terms and conditions herein, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound.

(a)           Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

(b)           Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the current per share market price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in good faith under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (except as to its countersignature on such Right Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent will have no liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when so issued, be duly authorized, validly issued and fully paid and nonassessable.

(f)            The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Authorized Officer, and to apply to any Authorized Officer for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)           The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct; provided that reasonable care was exercised by the Rights Agent in the appointment of any such Person.

(j)            If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k)           No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 21             Change of Rights Agent

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon sixty (60)-days’ notice in writing mailed to the Company and, in the event that such transfer agent is a Person other than the Rights Agent or an Affiliate of the Rights Agent, to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail and to holders of the Right Certificates by first-class mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any notice required hereunder in connection with such resignation.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30)-days’ prior written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the shares of Common Stock and Preferred Stock by registered or certified mail and, if such removal occurs after a Distribution Date, to holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall, in its sole and absolute discretion, appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30)-days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States so long as such Person is authorized under such laws to exercise stock transfer powers, is in good standing, and is subject to supervision or examination by federal or state authority, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least fifty million dollars ($50,000,000), or (b) be an Affiliate of a Person described in clause (a) next preceding.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice with the predecessor Rights Agent and each transfer agent of the shares of Common Stock and Preferred Stock, and, if such appointment occurs after a Distribution Date, mail a notice thereof in writing to the holders of record of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22             Issuance of New Right Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise of a Right) and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

Section 23             Redemption and Termination

(a)           The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the date a Person becomes an Acquiring Person and (ii) the Close of Business on the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at the Redemption Price.  Notwithstanding the foregoing, in the event payment of the Redemption Price to a holder of Rights would result in the payment of an amount not equal to $0.01 or an integral multiple of $0.01, the amount to be paid shall be rounded upward to the next $0.01.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price per share at the time of redemption) or any other form of consideration deemed appropriate by the Board.  Subject to the first sentence of this Section 23, (x) the redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board, in its sole discretion, may establish and (y) any such redemption will be effective immediately upon the action of the Board ordering the same, unless such action of the Board expressly provides that such redemption shall be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption shall be effective in accordance with the provisions of such action of the Board).

(b)           Immediately upon the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held without interest thereon.  Promptly after the effectiveness of the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock; provided however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 24             Exchange

(a)           The Board may, at its option, at any time after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date in accordance with Section 11 (the “Exchange Ratio”).  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the shares of Common

Stock then outstanding.  From and after the occurrence of an event specified in Section 13(a), any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole and absolute discretion may establish.

(b)           Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 (or at such later time as the Board may establish) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to Section 7(e)) held by each holder of Rights.

(c)           In any exchange pursuant to this Section 24, the Company, at its option, may substitute for each share of Common Stock exchangeable for a Right (i) Common Stock Equivalents, (ii) cash, (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (whose determination will be described in a statement filed with the Rights Agent), equal to the current per share market value of the Common Stock (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

(d)           Without limiting the Board’s discretion under Section 24(a), prior to effecting an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”).  If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock (or substitute cash, securities or assets pursuant to Section 24(c), if any) issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange), along with any dividends or distributions made on such shares or other securities after the date on which such shares are deposited in the Trust.  From and after the time at which such shares (or substitute cash, securities or assets) are issued to the Trust, all Persons then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (or substitute cash, securities or assets pursuant to Section 24(c)) (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.  Any shares of capital stock issued at the direction of the Board in connection herewith shall be duly authorized, validly issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

Section 25             Notice of Certain Events

(a)           If the Company proposes, after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its shares of Preferred Stock or to make any other distribution to the holders of its shares of Preferred Stock (other than a regular periodic cash dividend), (ii) to offer to the holders of its shares of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its shares of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions, each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action that shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

(b)           In case a Triggering Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 and (ii) all references in the preceding subsection to shares of Preferred Stock shall be deemed thereafter to refer to shares of Common Stock or, if appropriate, other securities.

(c)           Failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company in respect of an event the occurrence of which requires the giving of notice under this Section 25 or the vote on any such action.

Section 26             Notices

(a)           Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be in writing and shall be sufficiently given or made on the day sent, if sent by overnight delivery service or first-class mail, postage prepaid, or when transmitted, if sent by facsimile during normal business hours at the place to which it is addressed (with receipt confirmed by the transmitting device), addressed (until another address or facsimile number is filed in writing with the Rights Agent) as follows:

Smith Electric Vehicles Corp.

12200 N.W. Ambassador Drive

Kansas City, Missouri 64163

Attention: General Counsel

Facsimile No.: (816) 464-0510

(b)           Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be in writing and shall be sufficiently given or made on the day sent, if sent by overnight delivery service or first-class mail, postage prepaid, or when transmitted, if sent by facsimile during normal business hours at the place to which it is addressed (with receipt confirmed by the transmitting device), addressed (until another address or facsimile number is filed in writing with the Company) as follows:

Broadridge Corporate Issuer Solutions, Inc.

1717 Arch Street, Suite 1300

Philadelphia, Pennsylvania 19103
Attention: General Manager
Facsimile No.:

With a copy to:

Broadridge Financial Solutions, Inc.

2 Journal Square Plaza

Jersey City, New Jersey 07306

Attention: General Counsel

(c)           Except as otherwise expressly provided herein, notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27             Supplements and Amendments

Prior to the earlier of (a) the Distribution Date and (b) the occurrence of a Triggering Event, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement (including supplements or amendments that may be deemed to affect the interests of the holders of Right Certificates adversely) without the approval of any holders of certificates representing shares of Common Stock or associated Rights.  From and after the earlier of (i) the Distribution Date and (ii) the occurrence of a Triggering Event, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (A) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or (B) to make any other changes or provisions in regard to matters or questions arising hereunder that the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a transferee of any of the foregoing Persons), and no such supplement or amendment may cause the Rights again to become redeemable at such time as the Rights are not then redeemable or cause this Agreement again to become amendable other than in accordance with this sentence.  Upon the delivery of a certificate from an officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that any supplement or amendment that does not amend Sections 18, 19, 20 or 21 hereof or this Section 27 or any other Section of this Agreement in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

Section 28             Successors

All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29             Determinations and Actions by the Board

(a)           The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or amend this Agreement).  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(l)(i) of the General Rules and Regulations under the Exchange Act.

(b)                                 All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board, or any of the directors on the Board to any liability to any Person, including the Rights Agent and the holders of the Rights.  Unless otherwise notified, the Rights Agent shall always be entitled to assume that the Board acted in good faith and the Rights Agent shall be fully protected and shall incur no liability in reliance thereon.

Section 30                                      Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock), any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

Section 31                                      Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company to supplement or amend this Agreement in accordance with Section 27 to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

Section 32                                      Governing Law

This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 33                                      Descriptive Headings; Interpretation

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.  Except as otherwise expressly provided in this Agreement or as the context otherwise requires, (a) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” shall be deemed to mean “and/or”; (c) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof; and (d) references in this Agreement to an Exhibit, Section, subsection or paragraph are to the referenced Exhibit, Section, subsection or paragraph of this Agreement.

Section 34                                      Force Majeure

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

Section 35                                      Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

SMITH ELECTRIC VEHICLES CORP.

By:	/s/ Bryan L. Hansel
	Name:	Bryan L. Hansel
	Title:	CEO

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:	/s/ Thomas Long
	Name:	Thomas Long
	Title:	Manager Operations

Exhibit A

FORM OF CERTIFICATE OF DESIGNATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

SMITH ELECTRIC VEHICLES CORP.

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

The undersigned officer of Smith Electric Vehicles Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, hereby certifies that the following resolution was adopted by the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Fourth Amended and Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware, the Board of Directors hereby creates a series of the Corporation’s previously authorized Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and hereby states the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1.                                       Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be equal to one ten-thousandth (1/10,000) of one hundred and ten percent (110%) of the number of issued and outstanding shares of the Common Stock, $0.001 par value per share, of the Corporation (“Common Stock”) immediately following the closing of the initial sale of shares of Common Stock in the Corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.

2.                                       Dividends and Distributions.

(a)                                  Subject to the prior and superior rights with respect to dividends of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.001 or (ii) subject to adjustment as hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after the closing date of the initial sale of shares of Common Stock in the Corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (such date, the “Rights Declaration Date”), (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case, if an equivalent dividend is not declared on the Series A Junior Participating Preferred Stock, the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)                                 The Corporation shall declare a dividend or distribution on Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.001 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)                                  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the date of issue of such shares of Series A Junior Participating Preferred Stock to the extent the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, or, if the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events, such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3.                                       Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a)                                  Subject to adjustment as hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, if an equivalent dividend is not declared on the Series A Junior Participating Preferred Stock, the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)                                 Except as otherwise provided herein, in the Certificate of Incorporation of the Corporation, as amended or restated (the “Certificate of Incorporation”), in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)                                  (i)  If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment.  At the commencement of a default period, the number of directors constituting the whole Board of Directors shall automatically be increased by two.  During each default period, all holders of shares of Series A Junior Participating Preferred Stock with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class together with holders of any other shares of Preferred Stock upon which like voting rights have been conferred and are then exercisable, irrespective of series, shall have the right to elect two (2) directors.  Each such additional director shall not be a member of Class I, Class II or Class III of the Board of Directors of the Corporation, but shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Paragraph 3(c).

(ii)  During any default period, such voting right of the holders of shares of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock having the voting rights set forth above that are outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of such Preferred Stock of such voting right.  After the holders of such Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of such Preferred Stock as herein provided or pursuant to the rights of any equity securities of the Corporation ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii)  Unless the holders of such Preferred Stock shall during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of such Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of such Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of such Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or the event such meeting has not been called within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of such Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv)  In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of such Preferred Stock shall have exercised their right to elect two (2) directors voting as a class (and until such time, the two (2) directorships established pursuant to this Paragraph 3(c) shall remain vacant), after the exercise of which right (x) each director so elected by the holders of such Preferred Stock shall continue in office until his or her successor shall have been elected by such holders and qualified or until the expiration of the default period or his or her earlier death, resignation or removal; (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant;. and (z) any director elected by the holders of such Preferred Stock may be removed, with or without cause, only by an affirmative vote of a majority of the shares of such Preferred Stock then outstanding.  References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)  Immediately upon the expiration of a default period, (x) the right of the holders of such Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of such Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or the by-laws of the Corporation irrespective of any increase made pursuant to the provisions of Paragraph (c)(i) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in such Certificate of Incorporation or by-laws).

(vi)  Except as set forth herein, holders of shares of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.                                       Certain Restrictions.

(a)                                  Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)                                     declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii)                                  declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)                               redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv)                              redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with the preceding clause (iii) or a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)                                 The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a) herein, purchase or otherwise acquire such shares at such time and in such manner.

5.                                       Reacquired Shares.  Any Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6.                                       Liquidation, Dissolution or Winding Up.

(a)                                  Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of shares of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b)                                 Notwithstanding paragraph (a) of this Section 6, (i) in the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences and (ii) in the event that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of shares of Common Stock.

(c)                                  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7.                                       Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.                                       No Redemption.  The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

9.                                       Ranking.  The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10.                                 Amendment. The Certificate of Incorporation, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting together as a single class.

11.                                 Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by the undersigned this         day of                       , 2012.

Name:
Title:

Exhibit B

FORM OF RIGHT CERTIFICATE

Certificate No. R-                     Rights

NOT EXERCISABLE AFTER                           , 2022 OR EARLIER IF REDEEMED, EXCHANGED OR AMENDED.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS PLAN.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OR ANY ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

RIGHT CERTIFICATE

SMITH ELECTRIC VEHICLES CORP.

This certifies that                                   , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Plan (the “Rights Plan”), by and between Smith Electric Vehicles Corp., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation (the “Rights Agent”), dated as of August 31, 2012, to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m. (New York time) on the Expiration Date at the office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one ten-thousandth of a share of Series A junior participating preferred stock, par value $0.001 per share (the “Preferred Stock), of the Company, fully paid and nonassessable (or in certain circumstances, cash, property or other securities of the Company), at a purchase price of $94.00 per one ten-thousandth of a share, subject to adjustment (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the amount of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September     , 2012 based on the shares of common stock, par value $0.001, of the Company as constituted at such date.

As provided in the Rights Plan, the Purchase Price and the amount of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events, including Triggering Events.

Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Rights Plan.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Plan, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Plan are on file at the principal executive offices of the Company and can be obtained from the Company without charge upon written request therefor.

This Right Certificate, with or without other Right Certificates, may be transferred or exchanged for another Right Certificate(s), entitling the registered holder to purchase a like number of Preferred Stock (or other securities, as the case may be) as the Right Certificate(s) surrendered then entitled such holder (or former holder, in the case of a transfer) to purchase. To effect such transfer or exchange, the registered holder must make such request in writing delivered to the Rights Agent and must surrender the Right Certificate(s) to be transferred or exchanged, with the Form of Assignment and the Certificate duly executed, at the office or offices of the Rights Agent designated for such purpose

Subject to the provisions of the Rights Plan, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $0.0001 per Right (subject to adjustment).

No holder of this Right Certificate, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor will anything contained herein or in the Rights Plan be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the Rights Plan.

The Rights Plan may be supplemented and amended by the Company, as provided therein.

This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

WITNESS the signature of the proper officers of the Company and its corporate seal.

Dated as of                   , 2012.

SMITH ELECTRIC VEHICLES CORP.

Name:
Title:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED,                                                hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                      attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated :	,

Signature

Signature(s) Guaranteed:

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); or (ii) the Stock Exchange Medallion Program (SEMP).

Signature

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)                                 the Rights evidenced by this Right Certificate ☐ are ☐ are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person (as defined in the Rights Plan); and

(2)                                 after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person.

Dated :	,

Signature

Form of Reverse Side of Right Certificate - continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate)

To Smith Electric Vehicles Corp.:

The undersigned hereby irrevocably elects to exercise                                  Rights represented by this Right Certificate to purchase the number of shares of Preferred Stock (or fractions thereof) issuable upon the exercise of such Rights (or such other securities of the Company or of any other Person which may be issuable upon exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights is not all of the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated :	,

Signature

Signature(s) Guaranteed:

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); or (ii) the Stock Exchange Medallion Program (SEMP).

Signature

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)                                 the Rights evidenced by this Right Certificate ☐ are ☐ are not being exercised by or on behalf of Person who is or was an Acquiring Person (as such term is defined in the Rights Plan); and

(2)                                 after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person.

Dated :	,

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit C

SUMMARY OF TERMS

SMITH ELECTRIC VEHICLES CORP.

RIGHTS PLAN

On May 9, 2011, the Board of Directors (the “Board”) of Smith Electric Vehicles Corp. (the “Company”) declared a dividend distribution of one preferred stock purchase right (a “Right” and collectively, the “Rights”) for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company to stockholders of record at the close of business on the closing date of the Company’s initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933 (the “Record Date”).  Such dividend was to declared to effect a rights plan (the “Rights Plan”), effective as of the Record Date, between the Company and Broadridge Corporate Issuer Solutions, Inc., as rights agent (the “Rights Agent”).  Each Right entitles the registered holder to purchase from the Company one ten-thousandth (1/10,000th) of a share of Series A junior participating preferred stock, par value $0.001 per share (the “Preferred Stock”) (or in certain circumstances, cash, property, or other securities of the Company), at a purchase price of $94.00, subject to adjustment (the “Purchase Price”).  In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below).

The following summary of the principal terms of the Rights Plan is a general description only and is qualified in its entirety by reference to the detailed terms and conditions set forth in the Rights Plan.

Rights Evidenced by Common Stock Certificates; Distribution Date

Initially, the Rights will be evidenced by the certificates, or book entries, representing shares of Common Stock then outstanding, and no separate Right Certificates will be distributed. In general, the Rights will separate from the Common Stock and become exercisable upon the earlier of (i) ten calendar days following a public announcement or disclosure that a Person or group of affiliated or associated Persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) and (ii) ten business days or a later date as is determined by the Board after the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer that would result in a Person or group beneficially owning 15% or more of such outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain in accordance with the Rights Plan a notation incorporating the Rights Plan by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

Expiration of Rights; Issuance of Right Certificates

The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the Record Date, unless earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Right Certificates alone will represent the Rights.  Except as otherwise provided by the Rights Plan or determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

Right to Purchase Common Stock

In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right.  Notwithstanding the foregoing, following the occurrence of such an event or any other Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by any Acquiring Person will be null and void.

Right to Purchase Acquiring Company Stock

After the Stock Acquisition Date, in the event that (i) the Company consolidates or merges with any other Person, and the Company is not the surviving corporation, (ii) any Person engages in a share exchange, consolidation or merger with the Company where the outstanding shares of Common Stock of the Company are exchanged for securities, cash or property of the other Person and the Company is the surviving corporation or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.  The events set forth in this paragraph and the preceding paragraph are referred to as the “Triggering Events.”

Adjustments to Prevent Dilution

The Purchase Price payable, and the number of shares of Common Stock or other securities, cash or property issuable, upon exercise of the Rights are subject to customary adjustments from time to time to prevent dilution in the event of certain changes in the shares of the Company.  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in the Purchase Price.

Redemption

In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (subject to adjustment), at any time before to the earlier of (i) the close of business on the day a Person becomes an Acquiring Person and (ii) the close of business of the expiration date of the Rights. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

Exchange Provision

At any time after a Person becomes an Acquiring Person (but before such Acquiring Person owns 50% or more of the outstanding Common Stock), the Board may exchange the then outstanding and exercisable Rights (other than those owned by an Acquiring Person or any of its Affiliates or Associates, or any transferee of any of the foregoing Persons), for shares of Common Stock, each Right being exchangeable for one share of Common Stock, subject to adjustment.

No Stockholders’ Rights Prior to Exercise

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Plan

Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Plan may be amended by the Board prior to the earlier of (i) the Distribution Date and (ii) a Triggering Event.  After the first to occur of such events, the provisions of the Rights Plan may be amended without the approval of any holders of Right Certificates (x) to cure any ambiguity or to correct or supplement any provision contained in the Rights Plan which may be defective or inconsistent with the other provision contained therein, or (y) to make any other changes or provisions in regard to matters or questions arising thereunder which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person, any Affiliate or Associate of an Acquiring Person, or any transferee of any of the foregoing Persons), and no such supplement or amendment may cause the Rights again to become redeemable at such time as the Rights are not then redeemable or cause the Rights Plan again to become amendable other than as provided for in the Rights Plan.

Certain Anti-Takeover Effects

The Rights are not intended to prevent a takeover of the Company and will not do so; however, the Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board and without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirers from making takeover proposals or tender offers. However, the Rights help ensure that the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company.  The execution of the Rights Plan by the Company is not in response to any specific takeover threat or proposal, but is a precaution taken to protect the rights of the Company’s stockholders.

A copy of the Rights Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form S-1.  Once the Rights are issued, a copy of the Rights Plan is available free of charge from the Company.  This summary description of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, as amended from time to time, the complete terms of which are hereby incorporated by reference.